EXHIBIT 3.18

STATE of  DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of  FORMATION

•	First: The name of the limited liability company is Triarc Restaurant Holdings, LLC

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Second: The address of its registered office in the State of Delaware is                         2711 Centerville Rd., Ste. 400          in the city of Wilmington
The name of its Registered agent at such address is                                                                    Corporation Service Company

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)
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In Witness Whereof, the undersigned have executed this Certificate of Formation of Triarc Restaurant Holdings, LLC this 10 day of September  , 2002.

BY:	/s/STEFANIE A. FILTELL

Authorized Person(s)

NAME: Stefanie A. Filtell

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